Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Issuer Name and Ticker or Trading Symbol:	Fogo de Chao, Inc. [FOGO]

Date of Event Requiring Statement
(Month/Day/Year):	June 18, 2015

Footnotes to Form 3

(1) This statement is being filed by the following Reporting Persons:  Thomas H. Lee Advisors, LLC (“THL Advisors”), Thomas H. Lee Equity Fund VI, L.P. (“THL Equity VI”), Thomas H. Lee Parallel Fund VI, L.P. (“Parallel Fund VI”), Thomas H. Lee Parallel (DT) Fund VI, L.P. (“DT Fund VI”), THL Coinvestment Partners, L.P. (“THL Coinvestment”), THL Operating Partners, L.P. (“THL Operating”), THL Equity Fund VI Investors (Fogo), LLC (“THL Fogo”), THL Equity Fund VI Investors (Fogo) II, LLC (“THL Fogo II” together with THL Equity VI, Parallel Fund VI, DT Fund VI, THL Coinvestment, THL Operating, THL Fogo and THL Fogo II, (the “THL Funds”) as well as Great-West Investors, L.P. (“Great West”) and Putnam Investments Employees’ Securities Company III LLC (“Putnam III”).

The reporting person is the general partner of Thomas H. Lee Partners, L.P., which in turn is the general partner of THL Coinvestment and the sole member of THL Equity Advisors VI, LLC (“THL Advisors VI”), which in turn is the general partner of the THL Equity VI, Parallel Fund VI, DT Fund VI, THL Operating and the sole manager of THL Fogo and THL Fogo II.  THL Advisors is attorney-in-fact of Great West and Putnam Investments, LLC, which is the managing member of Putnam Investments Holdings, LLC, which in turn is the managing member of Putnam III.

(2) Represents shares of the Issuer directly held by the following entities:  12,055,476 shares held by THL Equity VI; 8,163,328 shares held by Parallel Fund VI; 1,425,975 shares held by DT Fund VI; 415,870 shares held by THL Coinvestment; 72,990 shares held by THL Operating; 58,911 shares held by THL Fogo; 6,542 shares held by THL Fogo II; 62,730 shares held by Great West; and 62,501 shares held by Putnam III.

(3) Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein, except to the extent of its pecuniary interest.